                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                  FORM 8 - KA


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  AUGUST 27, 1995




                              KANEB SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)



         1-5083                                                       74-1191271
--------------------------------------------------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


     2435 N. Central Expressway, Seventh Floor, Richardson, Texas  75080
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:        (214) 699-4000

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.



         On December 18, 1995, the Registrant, through its wholly-owned subsidiary, Kaneb Pipe Line Company, as general partner for and on behalf of Kaneb Pipe Line Partners, L.P., its operating partnership, Kaneb Pipe Line Operating Partnership, L.P., signed definitive purchase agreements to acquire from Steuart Petroleum Company and certain of its affiliates (collectively, "Steuart") the liquids terminaling assets of Steuart. The acquisition price of $68 million was financed by bank borrowings. The Steuart terminaling assets consist of seven petroleum products terminals located in the District of Columbia, Florida, Georgia, Maryland and Virginia and the pipeline and terminaling services to Andrews Air Force Base in Maryland. The terminals have in the aggregate approximately 9 million barrels of storage capacity in 87 tanks. Steuart's two largest facilities are located near Washington, D.C. and Jacksonville, Florida. The Piney Point, Maryland terminal is the closest deep water petroleum storage facility to Washington D.C. The Piney Point Maryland terminal has 30 tanks with approximately 5.5 million barrels of aggregate storage capacity, which is currently used to store petroleum products,consisting primarily of fuel oil. The Jacksonville terminal has 28 tanks with approximately 2.1 million barrels of aggregate storage capacity, which is currently used to store petroleum products including gasoline, No. 2 oil, No. 6 oil, diesel, jet fuel, kerosene and bunker fuel.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         (a)     Financial statements of business to be acquired.
                 Report of Independent Accountants.
                 Statements of Revenues and Direct Operating Expenses - Years
                    Ended December 31, 1994 and 1992, Period from January 1, 1993 to June 8, 1993 and the Period from June 9, 1993 to December 31, 1993;
                 Statements of Net Assets To Be Acquired - December 31, 1994
                    and 1993. Notes to Statements of Net Assets to be Acquired and Statements of Revenues and Direct Operating Expenses.

         (b)     Pro forma financial information (unaudited).

         (c)     Exhibits.

                 10.1 Asset Purchase Agreement by and among Steuart Petroleum Company, SPC Terminals, Inc., Support Terminals Operating Partnership, L.P. and Kaneb Pipe Line Operating Partnership, L.P.

                 10.2 Piney Point Pipeline Asset Purchase Agreement by and among Piney Point Industries, Inc., Support Terminals Operating Partnership, L.P. and Kaneb Pipe Line Operating Partnership, L.P.

                 10.3 Purchase Agreement by and among Steuart Investment Company, Support Terminals Operating Partnership, L.P. and Kaneb Pipe Line Operating Partnership, L.P. for Cockpit Point


                 10.4 Amendment to Asset Purchase Agreements by and among Steuart Petroleum Company, SPC Terminals, Inc., Piney Point Industries, Inc., Steuart Investment Company, Support Terminals Operating Partnership, L.P. and Kaneb Pipe Line Operating Partnership, L.P.


                 23.1  Consent of Independent Accountants.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        KANEB SERVICES, INC.
                                        --------------------
                                        (Registrant)




Date:    January 3, 1996                /s/ Tony M. Regan
                                        --------------------
                                        Tony M. Regan
                                        Controller

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        KANEB SERVICES, INC.
                                        --------------------
                                        (Registrant)




Date:    January 3, 1996
                                        --------------------
                                        Tony M. Regan
                                        Controller

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Boards of Directors of
Steuart Petroleum Company and
Steuart Investment Company

We have audited the accompanying statements of revenues and direct operating expenses of SPC/SIC - Terminal Operations Division for the year ended December 31, 1992 and the period from January 1, 1993 to June 8, 1993. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in these statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of these statements. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, the accompanying statements were prepared to present the revenues and direct operating expenses attributable to SPC/SIC - Terminal Operations Division, and are not intended to be a complete presentation of the revenues and expenses of SPC/SIC - Terminal Operations Division.

In our opinion, such statements of revenues and direct operating expenses present fairly, in all material respects, the revenues and direct operating expenses of SPC/SIC - Terminal Operations Division for the year ended December 31, 1992 and the period from January 1, 1993 to June 8, 1993 in conformity with the basis of presentation described in Note 1 and generally accepted accounting principles.




PRICE WATERHOUSE LLP

Washington, D.C.
August 18, 1995

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Boards of Directors of
Steuart Petroleum Company and
Steuart Investment Company

We have audited the accompanying statements of net assets to be acquired as of December 31, 1993 and 1994 and the related statements of revenues and direct operating expenses of SPC/SIC - Terminal Operations Division for the period from June 9, 1993 to December 31, 1993 and the year ended December 31, 1994. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of net assets to be acquired and the statements of revenues and direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in these statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of these statements. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, the accompanying statements were prepared to present the net assets to be acquired and the revenues and direct operating expenses attributable to SPC/SIC - Terminal Operations Division, and are not intended to be a complete presentation of the net assets or revenues and expenses of SPC/SIC - Terminal Operations Division.

In our opinion, such statements of net assets to be acquired and statements of revenues and direct operating expenses present fairly, in all material respects, the net assets to be acquired as of December 31, 1993 and 1994 and the revenues and direct operating expenses for the period from June 9, 1993 to December 31, 1993 and the year ended December 31, 1994 of SPC/SIC - Terminal Operations Division, in conformity with the basis of presentation described in
Note 1 and generally accepted accounting principles.



PRICE WATERHOUSE LLP

Washington, D.C.
August 18, 1995

                                   SPC/SIC-
                         TERMINAL OPERATIONS DIVISION
                   STATEMENTS OF NET ASSETS TO BE ACQUIRED
                                (In thousands)


                                                                              December 31
                                                                              -----------             June 30, 1995
                                                                         1993             1994         (unaudited)
                                                                         ----             ----       ---------------
          Assets
          ------

Current assets - other receivables - environmental
  reimbursements                                                         $    330        $    -           $    -

Property, plant and equipment, less accumulated
  depreciation and amortization                                            42,171           44,571           44,335

Other assets
  Investment in joint venture                                                -                  25             -
  Other receivables - environmental reimbursements                            418              300              300
                                                                         --------        ---------        ---------

         Total assets                                                      42,919           44,896           44,635
                                                                         --------        ---------        ---------

          Liabilities
          -----------

Current liabilities - environmental costs                                     525              200              200

Noncurrent liabilities - environmental costs                                  715              650              650

Accumulated losses of joint venture in excess of investment                  -                -                  42
                                                                         --------        ---------        ---------


         Total liabilities                                                  1,240              850              892
                                                                         --------        ---------        ---------

  Net assets to be acquired                                              $ 41,679        $  44,046        $  43,743
                                                                         ========        =========        =========



       The accompanying notes are an integral part of these statements.

                                    SPC/SIC-
                          TERMINAL OPERATIONS DIVISION
              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
                                 (In thousands)

                                                                                                                        For the
                                                                                                                       six months
                                                  For the period from     For the period from                            ended
                             For the year ended   January 1, 1993 to        June 9, 1993 to     For the year ended      June 30,
                              December 31, 1992      June 8, 1993          December 31, 1993     December 31, 1994   1994      1995
                             ------------------   -------------------     -------------------   ------------------   ----      ----
                                                                                                                       (unaudited)
Revenues
  Third party                         $17,124           $7,373                $ 9,759                $19,777       $10,865    $7,753
  SPC-Marketing Division
     and other (Note 8)                 2,340            1,063                  1,388                  2,895         1,481     1,360
                                      -------           ------                -------                -------       -------    ------
                                       19,464            8,436                 11,147                 22,672        12,346     9,113

Direct operating expenses
  Sales and operations                  8,512            4,184                  5,084                  9,283         4,666     3,790
  Selling, general and administrative   1,090              638                    888                  1,679           816       800
  Depreciation and amortization         1,418              687                  2,218                  4,267         2,104     2,196
                                      -------           ------                -------                -------       -------    ------
                                       11,020            5,509                  8,190                 15,229         7,586     6,786

Losses of joint venture                  -                -                      -                        75            11        67
                                      -------           ------                -------                -------       -------    ------
Excess of revenues over
  direct operating expenses and
  losses of joint venture             $ 8,444           $2,927                $ 2,957                $ 7,368       $ 4,749    $2,260
                                      =======           ======                =======                =======       =======    ======


       The accompanying notes are an integral part of these statements.

                                    SPC/SIC-
                          TERMINAL OPERATIONS DIVISION
        NOTES TO STATEMENTS OF NET ASSETS TO BE ACQUIRED AND STATEMENTS
                   OF REVENUES AND DIRECT OPERATING EXPENSES
                                 (In thousands)


NOTE 1 - BASIS OF PRESENTATION

Kaneb Pipe Line Partners, L.P. ("KPP") expects to enter into agreements with Steuart Petroleum Company ("SPC" or the "Company," a wholly-owned subsidiary of Steuart Investment Company) and Steuart Investment Company ("SIC"), the sellers, to acquire certain of the assets and assume certain of the liabilities relating to the business of the terminal operations division of SPC, the terminal operations and pipeline business of SIC and the partnership interest of SPC Terminals Inc. (a wholly-owned subsidiary of Steuart Petroleum Company - see Note 7). Such purchased net assets to be acquired are collectively referred to herein as SPC/SIC - Terminal Operations Division or "Division."
The Division is engaged principally in the terminal storage and throughput services business.

The assets to be acquired include five terminals (located in Piney Point, Maryland; Washington, D.C. (2); Cockpit Point, Virginia and Jacksonville, Florida) and a pipeline in Maryland. The businesses also include two leased terminals (located in Brunswick, Georgia and Savannah, Georgia - see Note 7).

The accompanying special-purpose financial statements include the net assets to be acquired and related revenues and direct operating expenses of the Division and are not intended to be a complete presentation of the assets, liabilities or the results of operations of the sellers or the Division on a stand-alone basis. These financial statements do not reflect the revaluation of assets and liabilities to be acquired by KPP to their fair market value at the date of acquisition. The statements have been prepared in accordance with generally accepted accounting principles and were derived from the historical accounting records of SPC and SIC.

The statements of net assets to be acquired include the net assets of SPC and SIC which are directly related to the businesses to be acquired. As a result, the statements do not include cash, accounts and notes receivable, prepaid expenses, accounts payable and accrued expenses and borrowings.

The statements of revenues and direct operating expenses include the revenue and expenses directly attributable to the businesses, and also include an allocation of certain expenses directly attributable to the businesses which have been historically segregated by SPC and SIC in their accounting records.

Full historical financial statements, including certain general and administrative expenses and other indirect expenses, interest expense and income taxes, have not been presented due to the fact that management believes it is not practicable to determine that portion which is attributable to the Division. Management of the sellers believes the basis of allocating all other expenses to be reasonable; however, the amounts could differ from amounts that would be determined if the Division were operated on a stand-alone basis. In addition, centralized cash accounts for the majority of disbursements exist at the sellers. As a result, statements of cash flows have been excluded from the financial statements.

The statement of net assets to be acquired as of June 30, 1995 and the statements of revenues and direct operating expenses for the six months ended June 30, 1995 and 1994 are unaudited; however, in the opinion of management these statements reflect all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of these statements.

See Note 3 for a summary of the new basis of accounting.

NOTE 2- SIGNIFICANT ACCOUNTING POLICIES

Revenues

Revenues are recognized based upon contractual agreements relating to product storage and transfer.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Depreciation charges are computed by straight-line methods over the following useful lives:

                          Buildings and improvements    5-33 years
                          Machinery and equipment       3-20 years
                          Leasehold improvements        4-32 years

Maintenance and repairs are expensed as incurred; significant renewals and betterments are capitalized. Maintenance and repair expense included in sales and operations expenses for the year ended December 31, 1992, the period from January 1, 1993 to June 8, 1993, the period from June 9, 1993 to December 31, 1993 and for the year ended December 31, 1994 was $1,697, $693, $1,581 and $2,256, respectively.

Environmental matters

Environmental expenditures that relate to current operations are primarily expensed as incurred. The Division has recorded a liability ($1,240, $850 and $850 (unaudited) at December 31, 1993 and 1994 and June 30, 1995, respectively), and a receivable for reimbursements ($748, $300 and $300 (unaudited) at December 31, 1993 and 1994 and June 30, 1995, respectively), for future environmental costs. The Division's policy is to record a liability when costs of remediation and/or cleanup of known environmental problems are probable and the costs can be reasonably estimated. The Division's policy is to record available reimbursements when qualification for reimbursement from state funds is probable under various state laws and regulations. The portion of the costs and reimbursements expected to be incurred and received beyond one year are classified as noncurrent liabilities and other assets.

NOTE 3 - NEW BASIS OF ACCOUNTING

Prior to June 9, 1993, SPC was fifty percent owned by SIC and fifty percent owned by American AGIP Co., Inc. ("AGIP"), a wholly-owned subsidiary of AGIP Petroli International, B.V., a Netherlands corporation whose ultimate sole parent is Ente Nazionale Idrocarburi, an industrial conglomerate organized under the laws of the Republic of Italy. Following the close of business on June 8, 1993, SPC retired all of its existing common stock and redeemed the shares previously held by AGIP.

The redemption of the common stock of the Company previously held by AGIP resulted in the Company becoming wholly-owned by SIC, and therefore a new basis of accounting was established. Consequently, the accompanying statements of revenues and direct operating expenses include the year ended December 31, 1992 and the period from January 1, 1993 to June 8, 1993 (old basis) and the period from June 9, 1993 to December 31, 1993, the year ended December 31, 1994 and the six months ended June 30, 1995 and 1994 (new basis).

The consequences of establishing a new basis of accounting at June 9, 1993 included an increased adjustment to the carrying value of buildings and improvements of $22,507. Differences in estimates made in establishing the original new basis allocation resulted in an additional $2,270 increase in the carrying value of buildings and improvements in 1994.

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment (primarily petroleum terminaling and storage facilities) are carried at cost and consist of the following:

                                                                  December 31,
                                                                  -----------              June 30, 1995
                                                              1993             1994         (unaudited)
                                                              ----             ----         -----------
      Land                                                  $  4,253         $  4,253         $  4,253
      Buildings and improvements                              41,873           48,124           50,068
      Machinery and equipment                                    537            1,163            1,394
      Leasehold improvements                                      96               96               96
      Construction-in-progress                                 1,469            1,219              965
                                                            --------         --------         --------

                                                              48,228           54,855           56,776

      Less accumulated depreciation                          ( 6,057)         (10,284)         (12,441)
                                                            --------         --------         --------
                                                            $ 42,171         $ 44,571         $ 44,335
                                                            ========         ========         ========

Certain credit facilities of SPC are cross-collateralized by a first priority interest in the property, plant and equipment of the Division.

NOTE 5 - SALES TO MAJOR CUSTOMERS

The Division's revenues from major customers for the following periods amounted to:


                                                                                                           For the
                                                                                                          six months
                                    For the period from     For the period from                             ended
               For the year ended   January 1, 1993 to        June 9, 1993 to      For the year ended      June 30,
                December 31, 1992      June 8, 1993          December 31, 1993      December 31, 1994   1994      1995
               ------------------   -------------------     -------------------    ------------------   ----      ----
                                                                                                        (unaudited)
Electric utility       $3,156             $1,188                  $1,664                 $5,267       $3,918     $1,412

Defense Fuel
   Supply Center       $1,893               $907                  $1,350                 $2,447       $1,241       $717

Aectra
   (see Note 7)        $2,478               $853                  $1,265                 $2,745       $1,140     $1,392



Effective February 1995, Defense Fuel Supply Center terminated one of its two contracts with the Division prior to its scheduled expiration in June 1996. The terminated contract provided for minimum annual revenues of approximately $1,400.

NOTE 6 - EMPLOYEE BENEFIT PLANS

The sellers maintain profit-sharing plans that covers substantially all employees. Contributions, which are made to the plans solely at the discretion of the sellers' Boards of Directors, amounted to $113, $63, $83 and $208 for the year ended December 31, 1992, the period from January 1, 1993 to June 8, 1993, the period from June 9, 1993 to December 31, 1993 and for the year ended December 31, 1994, respectively. Benefits are payable to employees upon retirement, disability or termination based upon their accumulated credits in accordance with the provision of the plans. The plans may be terminated at the option of the sellers. The sellers also maintain a 401(k) retirement plan whereby they match a portion of the employees' contributions. The Division's contributions to the plan amounted to $15, $6, $9 and $72 for the year ended December 31, 1992, the period from January 1, 1993 to June 8, 1993, the period from June 9, 1993 to December 31, 1993 and for the year ended December 31, 1994, respectively.

NOTE 7 - JOINT VENTURE

On May 27, 1994, SPC formed SPC Terminals Inc. (STI) as a wholly-owned subsidiary. On this date, STI entered into a general partnership agreement with Aectra Terminals Inc. (ATI) and formed Steuart-Aectra Terminals Partnership No. 1 (SAT #1), which purchased a petroleum bulk terminal located in Savannah, Georgia. Each partner has a 50% interest in the partnership. STI's investment in SAT #1 is accounted for under the equity method. In 1994, STI recorded a loss of $75 representing its approximate share of SAT #1 losses.

The Division has a five year lease on this terminal from SAT #1 expiring May 31, 1999 for the cost of the property insurance. During 1994, the Division incurred approximately $17 in rent expense in connection with the lease. The Division also has a five year throughput agreement with Aectra Refining and Marketing (Aectra) expiring May 31, 1999, whereby Aectra has agreed to throughput a minimum amount of gasoline, gasoline components and distillates each year at this terminal.

At December 31, 1994, SAT #1 had total assets of $1,816 (principally property, plant and equipment), liabilities of $1,766 and partnership equity of $50. SAT #1 incurred a net loss of $150 for the period from May 27, 1994 to December 31, 1994.

NOTE 8 - RELATED PARTY TRANSACTIONS

The Division provides terminal storage and throughput services to the marketing division of SPC. Revenue from such services amounted to $2,141, $989, $1,353 and $2,800 for the year ended December 31, 1992, the period from January 1, 1993 to June 8, 1993, the period from June 9, 1993 to December 31, 1993 and for the year ended December 31, 1994, respectively.

The Division also provides office space to other divisions of SPC. Rental revenues amounted to $199, $74, $35 and $95 for the year ended December 31, 1992, the period from January 1, 1993 to June 8, 1993, the period from June 9, 1993 to December 31, 1993 and for the year ended December 31, 1994, respectively.

                     KANEB SERVICES, INC. AND SUBSIDIARIES

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

   In February 1995, Kaneb Services, Inc. ("Kaneb") acquired, through its interest in Kaneb Pipe Line Partners, L.P. (the"Partnership") the refined petroleum product pipeline assets (the "West Pipeline") of Wyco Pipe Line Company for $27.1 million. The West Pipeline was owned 60% by a subsidiary of GATX Terminals Corporation and 40% by a subsidiary of Amoco Pipe Line Company. The acquisition was financed by the sale of $27 million of first mortgage notes to three insurance companies. The assets acquired from Wyco Pipe Line Company did not include certain assets that were leased to Amoco Pipe Line Company, and the purchase agreement did not provide for either (i) the continuation of an arrangement with Amoco Pipe Line Company for the monitoring and control of pipeline flows or (ii) the extension or assumption of certain credit agreements that Wyco Pipe Line Company had with its shareholders.


   On December 18, 1995, the Partnership purchased the liquids terminaling assets from Steuart Petroleum Company and certain of its affiliates (collectively, "Steuart"). The acquisition price of $68 million was financed by bank borrowings. The asset purchase agreement includes a provision for an earn-out payment based upon revenues of one of the terminals exceeding a specified amount for a seven year period beginning in 1996. The contracts also include a provision for the continuation of all terminaling contracts in place at the time of the acquisition, including those contracts with Steuart. The acquisition will be accounted for using the purchase method of accounting. The total purchase price will be allocated to the assets and liabilities based on their respective fair values based on valuations and other studies which are not yet completed. The allocation of the purchase price presented in the unaudited pro forma consolidated financial statements is preliminary and subject to adjustment.



   The following unaudited pro forma financial statements of Kaneb have been derived from (i) the historical financial statements of Kaneb as of September 30, 1995 and for the year ended December 31, 1994 and the nine-month period ended September 30, 1995, (ii) the historical financial statements of Wyco Pipe Line Company for the year ended December 31, 1994 and the period ended February 24, 1995, and (iii) the statements of revenues and direct operating expenses for the year ended December 31, 1994 and the nine-month period ended September 30, 1995 and the statements of net assets to be acquired as of September 30, 1995 of SPC/SIC -- Terminal Operations Division. The following unaudited pro forma financial statements have been compiled as if Kaneb acquired the pipeline assets of the West Pipeline and the liquids terminaling assets of Steuart as of the beginning of the period for income statement purposes and as of September 30, 1995 for balance sheet purposes. The unaudited pro forma financial statements should be read in conjunction with the notes accompanying such unaudited pro forma financial statements and with the historical financial statements and related notes of Kaneb, the historical financial statements and related notes of Wyco Pipe Line Company and the historical statements of revenues and direct operating expenses and statements of net assets to be acquired and related notes of SPC/SIC -- Terminal Operations Division.


         The unaudited pro forma financial statements may not be indicative of the results that would have occurred if Kaneb had acquired the pipeline assets of the West Pipeline and the liquids terminaling assets of Steuart on the dates indicated or which will be obtained in the future.

                             KANEB SERVICES, INC.
                        PRO FORMA STATEMENTS OF INCOME
                     NINE MONTHS ENDED SEPTEMBER 30, 1995
                   (In Thousands, except per share amounts)
                                 (Unaudited)





                                                        Kaneb           West Pipeline         Acquisition              Pro
                                                   Historical Nine        Historical          Adjustments-            Forma
                                                    Months Ended         Period Ended             West                 West
                                                 September 30, 1995    February 24, 1995        Pipeline             Pipeline
                                                 ------------------    -----------------    ---------------      ---------------
Revenues                                         $          156,613    $           1,715    $             -      $       158,328
                                                 ------------------    -----------------    ---------------      ---------------
Costs and expenses:
  Operating costs                                           112,388                1,441                  -              113,829
  Depreciation and amortization                               9,821                  128               (22) (a)            9,927
  General and administrative                                  3,444                    -                  -                3,444
                                                 ------------------    -----------------    ---------------      ---------------
    Total costs and expenses                                125,653                1,569               (22)              127,200
                                                 ------------------    -----------------    ---------------      ---------------
Operating income                                             30,960                  146                 22               31,128

Gain on sale of partnership interests                        54,157                    -                  -               54,157

Interest and other income (expense)                           (433)               17,111           (16,926) (b)            (248)

Interest expense                                           (12,893)                    -              (350) (c)         (13,243)

Amortization of excess of cost over fair value
  of net assets of acquired business                        (1,387)                    -                  -              (1,387)

Non-controlling interest in net income                     (10,573)                    -                  -             (10,573)

Income taxes                                                (1,880)              (6,026)              6,026 (e)          (1,880)
                                                 ------------------    -----------------    ---------------      ---------------
Net income                                                   57,951               11,231           (11,228)               57,954

Dividends applicable to preferred stock                       1,158                    -                  -                1,158
                                                 ------------------    -----------------    ---------------      ---------------
Net income applicable to common stock            $           56,793    $          11,231    $      (11,228)      $        56,796
                                                 ==================    =================    ===============      ===============
Earnings per common share                        $             1.70                                              $          1.70
                                                 ==================                                              ===============

                                                                                                 Pro
                                                      Steuart                                   Forma-
                                                     Historical         Acquisition              West
                                                  Nine Months Ended     Adjustments-         Pipeline and
                                                 SepteMber 30, 1995       Steuart              Steuart
                                                 ------------------    -------------        ---------------
Revenues                                         $           12,589    $       2,217 (f)    $       173,134
                                                 ------------------    -------------        ---------------
Costs and expenses:
  Operating costs                                             6,916             (584) (g)           120,161
  Depreciation and amortization                               3,313              792 (h)             14,032
  General and administrative                                      -                -                  3,444
                                                 ------------------    -------------        ---------------
    Total costs and expenses                                 10,229              208                137,637
                                                 ------------------    -------------        ---------------
Operating income                                              2,360            2,009                 35,497

Gain on sale of partnership interests                             -                -                 54,157

Interest and other income (expense)                               -                -                  (248)

Interest expense                                                  -          (3,825) (i)           (17,068)

Amortization of excess of cost over fair value
  of net assets of acquired business                              -                -                (1,387)

Non-controlling interest in net income                            -            (253) (j)           (10,826)

Income taxes                                                      -             (26) (k)            (1,906)
                                                 ------------------    -------------        ---------------
Net income                                                    2,360          (2,095)                 58,219

Dividends applicable to preferred stock                           -                -                  1,158
                                                 ------------------    -------------        ---------------
Net income applicable to common stock            $            2,360    $     (2,095)        $        57,061
                                                 ==================    =============        ===============
Earnings per common share                                                                   $          1.71
                                                                                            ===============



See notes to unaudited pro forma financial statements.

                              KANEB SERVICES, INC.
                         PRO FORMA STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1994
                    (In Thousands, except per share amounts)
                                  (Unaudited)


                                                                                              Acquisition            Pro
                                                                                             Adjustments -          Forma
                                                        Kaneb            West Pipeline           West                West
                                                      Historical          Historical           Pipeline            Pipeline
                                                    ------------         -------------       -------------       ------------
Revenues                                            $    208,722         $      13,694       $           -       $    222,416
                                                    ------------         -------------       -------------       ------------
Costs and expenses:
  Operating costs                                        159,913                 7,916                   -            167,829
  Depreciation and Amortization                           12,807                 1,042               (338) (a)         13,511
  General and administrative                               4,038                     -                   -              4,038
                                                    ------------         -------------       -------------       ------------
    Total costs and expenses                             176,758                 8,958               (338)            185,378
                                                    ------------         -------------       -------------       ------------
Operating income                                          31,964                 4,736                 338             37,038

Interest and other income                                    195                     -                   -                195

Interest expense                                        (13,752)                     -             (2,260) (c)       (16,012)

Amortization of excess of cost over fair value
  of net assets of acquired business                     (1,846)                     -                   -            (1,846)

Non-controlling interest in net income                   (12,567)                     -             (1,242) (d)       (13,809)

Income taxes                                             (1,959)               (1,850)               1,709 (e)        (2,100)
                                                    ------------         -------------       -------------       ------------
Net income                                                 2,035                 2,886              (1,455)             3,466

Dividends applicable to preferred stock                    1,489                     -                   -              1,489
                                                    ------------         -------------       -------------       ------------
Net income applicable to common stock               $        546      $          2,886       $      (1,455)      $      1,977
                                                    ============      ================       =============       ============
Earnings per common share                           $       0.02                                                 $       0.06
                                                    ============                                                 ============

                                                                                                  Pro
                                                                                                Forma -
                                                                        Acquisition              West
                                                      Steuart          Adjustments -         Pipeline and
                                                     Historical          Steuart                Steuart
                                                    ------------      ---------------        -------------



Revenues                                            $     22,672      $        2,956 (f)     $     248,044
                                                    ------------      --------------         -------------
Costs and expenses:
  Operating costs                                         11,037              (1,031)(g)           177,835
  Depreciation and Amortization                            4,267               1,207 (h)            18,985
  General and administrative                                   -                   -                 4,038
                                                    ------------      --------------         -------------
    Total costs and expenses                              15,304                 176               200,858
                                                    ------------      --------------         -------------
Operating income                                           7,368               2,780                47,186

Interest and other income                                      -                   -                   195

Interest expense                                               -              (5,100) (i)          (21,112)

Amortization of excess of cost over fair value
  of net assets of acquired business                           -                   -                (1,846)

Non-controlling interest in net income                         -              (2,346) (j)          (16,155)

Income taxes                                                   -                (243) (k)           (2,343)
                                                    ------------      --------------         -------------
Net income                                                 7,368              (4,909)                5,925

Dividends applicable to preferred stock                                                              1,489
                                                    ------------      --------------         -------------
Net income applicable to common stock               $      7,368      $       (4,909)        $       4,436
                                                    ============      ==============         =============
Earnings per common share                                                                         $   0.14
                                                                                            ==============



See notes to unaudited pro forma financial statements.

                              KANEB SERVICES, INC.
                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                               September 30, 1995
                                 (In Thousands)
                                  (Unaudited)



                                                                       Acquisition
                                                     Kaneb             Adjustments             Pro
                                                  Historical             Steuart              Forma
                                                 ------------         ------------         ------------
ASSETS

Current assets:
  Cash and cash equivalents                      $     28,217         $          -         $     28,217
  Accounts receivable, trade                           33,903                    -               33,903
  Inventories                                           6,229                    -                6,229
  Prepaid expenses                                      5,496                    -                5,496
                                                 ------------         ------------         ------------
    Total current assets                               73,845                    -               73,845
                                                 ------------         ------------         ------------
Property and equipment, net                           191,051               68,850 (l)          259,901
                                                 ------------         ------------         ------------
Excess of cost over fair value of net
  assets of acquired business                          65,490                    -               65,490
                                                 ------------         ------------         ------------
Other assets                                            3,311                    -                3,311
                                                 ------------         ------------         ------------
                                                 $    333,697         $     68,850         $    402,547
                                                 ============         ============         ============
LIABILITIES AND EQUITY

Current liabilities:
  Current portion of long-term debt              $      3,997         $          -         $      3,997
  Accounts payable                                     10,657                  200 (m)           10,857
  Accrued expenses                                     27,603                    -               27,603
  Accrued distribution payable                          4,067                    -                4,067
                                                 ------------         ------------         ------------
    Total current liabilities                          46,324                  200               46,524
                                                 ------------         ------------         ------------
Long-term debt, less current portion                  125,719               68,000 (n)          193,719
                                                 ------------         ------------         ------------
Net liabilities of discontinued operations              3,051                    -                3,051
                                                 ------------         ------------         ------------
Deferred income taxes and other liabilities             6,742                  650 (m)            7,392
                                                 ------------         ------------         ------------
Non-controlling interest in Partnership                74,636                    -               74,636
                                                 ------------         ------------         ------------
Stockholders' equity                                   77,225                    -               77,225
                                                 ------------         ------------         ------------
                                                 $    333,697         $     68,850         $    402,547
                                                 ============         ============         ============



See notes to unaudited pro forma financial statements.

Kaneb Services, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

WEST PIPELINE

(a) Represents adjustments to the depreciation and amortization of the acquired assets.

(b) Represents the gain on the sale of the pipeline assets that was recorded by Wyco Pipe Line Company in February 1995 related to the sale of the West Pipeline to the Partnership.

(c) Represents interest expense on $27 million of acquisition debt at 8.37% per annum.


(d) Represents the allocation of the net income of the Partnership to the non-controlling interest.


(e)  Represents elimination of federal income taxes.


STEUART


(f) Represents the revenues resulting from a throughput agreement entered into by Steuart in conjunction with the acquisition. The agreement provides for a fixed volume of storage over a two year period.


(g) Represents adjustments to insurance expense to reflect the Partnership's insurance rates and to remove duplicate operating expenses, primarily related to management and clerical positions.

(h) Represents adjustments to the depreciation and amortization of the acquired assets.


(i) Represents interest expense on $68 million of acquisition debt at an assumed rate of 7.5% per annum.



(j) Represents the allocation of the net income of the Partnership to the non-controlling interest.



(k)  Represents state income taxes on the operations of the Steuart assets.



(l) Represents the preliminary allocation of the estimated fair value of the acquired assets as the internal valuation of the assets is not complete as of the date of this filing.



(m) Represents the assumption of environmental liabilites in connection with the acquisition of the Steuart assets.



(n) Represents the issuance of $68 million of long-term debt, incurred in connection with the acquisition of the Steuart assets.

                              INDEX TO EXHIBITS



       EXHIBIT
       NUMBER                    DESCRIPTION
       -------                   -----------
        10.1 Asset Purchase Agreement by and among Steuart Petroleum Company, SPC Terminals, Inc., Support Terminals Operating Partnership, L.P. and Kaneb Pipe Line Operating Partnership, L.P.

        10.2 Piney Point Pipeline Asset Purchase Agreement by and among Piney Point Industries, Inc., Support Terminals Operating Partnership, L.P. and Kaneb Pipe Line Operating Partnership, L.P.

        10.3 Purchase Agreement by and among Steuart Investment Company, Support Terminals Operating Partnership, L.P. and Kaneb Pipe Line Operating Partnership, L.P. for Cockpit Point


        10.4     Amendment to Asset Purchase Agreements by and among
                 Steuart Petroleum Company, SPC Terminals, Inc., Piney Point Industries, Inc., Steuart Investment Company, Support Terminals Operating Partnership, L.P. and Kaneb Pipe Line Operating Partnership, L.P.



        23.1     Consent of Independent Accountants